UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 3, 2020

ITERUM THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-38503	98-1283148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 903 8920

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2020, Iterum Therapeutics plc (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a registered direct offering an aggregate of 2,971,770 ordinary shares (the “Shares”), $0.01 nominal value per share, at a purchase price per share of $1.6825 (the “Shares”), for aggregate gross proceeds to the Company of approximately $5.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company (the “Registered Offering”). The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 16, 2019 (File No. 333-232569) (the “Registration Statement”), and a prospectus supplement thereunder.

Pursuant to the Securities Purchase Agreement, in a concurrent private placement, the Company has also agreed to issue and sell to the Purchasers warrants (the “Warrants”) to purchase up to 1,485,885 ordinary shares (the “Private Placement” and together with the Registered Offering, the “Offerings”). The Warrants will be exercisable immediately at an exercise price of $1.62 per ordinary share, subject to adjustment in certain circumstances, and will expire on December 5, 2025. The Offerings are expected to close on or about June 5, 2020, subject to customary closing conditions.

The Warrants and the ordinary shares issuable upon exercise of the Warrants (the “Warrant Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and were instead offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The Company has agreed to pay H.C. Wainwright & Co., LLC (“Wainwright”) a cash fee of approximately $350,000, which represents 7.0% of the gross proceeds of the Offerings. The Company will also reimburse Wainwright’s reasonable and documented expenses in connection with the Offerings, including fees and expenses of outside counsel, in the amount of up to $90,000 and Wainwright’s clearing expenses in the amount of up to $12,900. In addition, Wainwright, or its designees, will also receive placement agent warrants (the “Placement Agent Warrants”) to purchase a number of ordinary shares equal to 7.0% of the aggregate number of Shares sold to the Purchasers (the “Placement Agent Warrant Shares”). The Placement Agent Warrants generally will have the same terms as the Warrants, except they will have an exercise price of $2.1031 and will expire on June 3, 2025.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Securities Purchase Agreement, the Company has agreed to use commercially reasonable efforts to file a registration statement as soon as practicable (and in any event within 90 calendar days of the date of the Securities Purchase Agreement), providing for the resale by the Purchasers of the Warrants in the Private Placement of ordinary shares issued and issuable upon exercise of the Warrants. The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective within 181 days following the closing date of the Private Placement and to keep such registration statement effective at all times until no purchaser of the Warrants in the Private Placement owns any Warrants or ordinary shares issuable upon exercise thereof.

Pursuant to the terms of the investor rights agreement that the Company entered into in connection with its January 2020 private placement, the Company is required to provide Sarissa Capital Offshore Master Fund LP and certain of its affiliates (collectively “Sarissa”) the opportunity to purchase an aggregate of up to 829,688 ordinary shares and up to 414,844 Warrants on the terms provided for in the Offerings (the “Sarissa Right to Purchase”). To the extent Sarissa elects to exercise the Sarissa Right to Purchase, any sale to Sarissa will be carried out in a separate transaction at a price per ordinary share equal to the public offering price and a price per Warrant equal to the price per Warrant in the Private Placement.

The foregoing descriptions of the Warrants, the Placement Agent Warrants and the Securities Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the Form of Warrant, the Form of Private Placement Warrant and the Form of Securities Purchase Agreement, which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively.

A copy of the legal opinion of A&L Goodbody as to the legality of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

Please see the disclosure regarding the Warrants, the Placement Agent Warrants, the Warrant Shares and the Placement Agent Warrant Shares set forth under Item 1.01, which is incorporated by reference into this Item 3.02. The Warrants, the Placement Agent Warrants, the Warrant Shares and the Placement Agent Warrant Shares were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Each Purchaser has represented that, among other things, it is an accredited investor, as defined in Rule 501(a), (a)(2), (a)(3), (a)(7) or (a)(5) under the Securities Act, or a qualified institutional buyer, as defined in Rule 144A(a) under the Securities Act. The Warrants, the Placement Agent Warrants, the Warrant Shares and the Placement Agent Warrant Shares were not offered through any general solicitation or advertisement.

Item 8.01.	Other Events.

The full text of the press release announcing the pricing of the Offerings on June 3, 2020 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cash Runway

The Company estimates that the net proceeds from the offering and the concurrent private placement, together with its existing cash and cash equivalents, will be sufficient to enable it to fund its operating expenses and capital expenditure requirements into the fourth quarter of 2020. The Company has based this estimate on assumptions that may prove to be wrong, and the Company’s operating plans may change as a result of many factors and various risks and uncertainties. This estimate assumes, among other things, the continuation of regular monthly amortization payments of the principal amount outstanding under the Company’s credit facility with Silicon Valley Bank and that the balance of the principal amount does not become due and payable until the maturity date of March 1, 2022. The Company could deplete its capital resources sooner than expected.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements. These forward-looking statements include, without limitation, statements regarding the anticipated closing of the offering, the use of proceeds from the offering, the transactions contemplated by the transaction documents, the sufficiency of the Company’s cash resources and the Company’s plans, strategies and prospects for its business. In some cases, forward-looking statements can be identified by words such as “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future,” “potential” or the negative of these or similar terms and phrases. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include all matters that are not historical facts. Actual future results may be materially different from what is expected due to factors largely outside the Company’s control, including whether the conditions for the closing of the offering will be satisfied, the uncertainties inherent in the conduct of clinical trials, availability and timing of data from clinical trials, the Company’s ability to apply for regulatory approval, changes in regulatory requirements or decisions of regulatory authorities, changes in public policy or legislation, commercialization plans and timelines, if approved, the actions of third-party clinical research organizations, suppliers and manufacturers, the accuracy of the Company’s expectations regarding how far into the future the Company’s cash on hand will fund the Company’s ongoing operations, the sufficiency of the Company’s cash resources and the Company’s ability to continue as a going concern, the impact of COVID-19 and related responsive measures thereto, risks and uncertainties concerning the outcome, impact, effects and results of the Company’s evaluation of corporate, strategic and financial alternatives, including the terms, timing, structure, value, benefits and costs of any corporate, strategic or financial alternative and the Company’s ability to complete one at all, the expected use of proceeds from this offering and other factors discussed under the caption “Risk Factors” in its most recently filed Quarterly Report on Form 10-Q, and other documents filed with the SEC from time to time. Forward-looking statements represent our beliefs and assumptions only as of the date of this Current Report on Form 8-K. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Placement Agent Warrant

5.1	Opinion of A&L Goodbody, Irish counsel to Iterum Therapeutics plc

10.1	Form of Securities Purchase Agreement, dated June 3, 2020, by and among Iterum Therapeutics plc and the purchasers party thereto

23.1	Consent of A&L Goodbody (contained in Exhibit 5.1 above)

99.1	Press Release dated June 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITERUM THERAPEUTICS PLC

Date: June 4, 2020	By:	/s/ Corey N. Fishman
Corey N. Fishman
Chief Executive Officer